Clearwater Paper Corporation March 2016 Exhibit 99.1

Forward-Looking Statements This supplemental information contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, private label tissue market share growth, North American tissue demand and capacity, U.S. paperboard demand, effects of strong U.S. dollar, Chinese paperboard competition, business strategies, adjusted EBITDA margins and model, goals and measures to achieve margin model, strategic capital projects and financial impact, Adjusted EBITDA run-rate, outlook for Q1 2016 and fiscal year 2016, product volumes shipped, product pricing and sales mix, pulp and wood fiber costs and supply, chemical costs, operational and packaging supply costs, transportation costs, energy costs, cost and timing of major maintenance and repairs, cost of wages and benefits, selling, general, and administrative expenses, corporate expenses, and estimated Q1 2016 adjusted EBITDA. Words such as “anticipate,” “expect,” “intend,” “will,” “plan,”  “goals,” “objectives,” “target,” “project,” “believe,” “schedule,” “estimate,” “may,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on management’s updated expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this presentation. Important factors that could cause or contribute to such differences include the risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, as well as the following: competitive pricing pressures for our products, including as a result of increased capacity as additional manufacturing facilities are operated by our competitors; customer acceptance, timing and quantity of purchases of our new through-air-dried, or TAD products, or other tissue products; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; the loss of or changes in prices in regards to a significant customer; announced price increases for our products may not be accepted in whole or part; changes in transportation costs and disruptions in transportation services; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunction and damage to our manufacturing facilities caused by fire or weather-related events; changes in the cost and availability of wood fiber and wood pulp; labor disruptions; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; cyclical industry conditions; changes in customer product preferences and competitors' product offerings; changes in expenses and required contributions associated with our pension plans; reliance on a limited number of third-party suppliers for raw materials; environmental liabilities or expenditures; inability to successfully implement our operational efficiencies and expansion strategies; inability to fund our debt obligations; restrictions on our business from debt covenants and terms; and changes in laws, regulations or industry standards affecting our business. Forward-looking statements contained in this presentation present management’s views only as of the date of this presentation. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Overview of Clearwater Paper

INTRODUCTION TO CLEARWATER PAPER We are a company formed in late 2008 with more than 60 years of operating history We operate two business segments Pulp and paperboard: 45% of 2015 net sales Consumer products: 55% of 2015 net sales Financial overview for 2015 Net Sales: $1.8 Billion Adjusted EBITDA1: $211 Million 2008 to 2015 Adjusted EBITDA1 CAGR: 16% Approximately 3,300 employees 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

Consumer Products Division Overview Clearwater Paper is one of the LARGEST NORTH AMERICAN MANUFACTURERS OF PRIVATE LABEL TISSUE, focused on high value tissue products across all categories, retail channels and geographies.

Consumer Products Division market drivers STABLE GROWTH – The tissue market has grown an average of 1% − 2% annually since 1996, consistent with population growth. U.S. Tissue Demand (Indexed) U.S. Population (mm) Source: RISI estimates as of December 2015, U.S. Population per U.S. Census December 2012 and latest U.S. Census estimates

Consumer Products Division capacity and retail channels Overview of Facilities Tissue Production Capacity1: 438,000 tons Tissue Conversion Capacity1: 435,000 tons ● Clearwater Paper Tissue Parent Roll ● Clearwater Paper Tissue Converting 1 Represents 2015 annual volumes. 2 IRI Panel data for Retail channel share by dollar amount sold through week ending Jan. 3, 2016. 3 Company sales data. Change in Industry  Retail Channel Mix U.S. Tissue Industry Retail Channel Mix2 2009 2015 Grocery 37% 32% Mass+ Supercenter 28% 29% Club 22% 23% Drug 7% 4% Dollar 3% 4% All Other 3% 8% Clearwater Paper Focus on Diversifying Channel Mix Clearwater Paper Retail Channel Mix3 2011 2015 Grocery 82% 69% Mass+ Supercenter 10% 20% Drug 2% 2% Dollar 6% 9% Lewiston,ID Las Vegas,NV Oklahoma City, OK Shelby, NC Elwood, IL Neenah, WI Lady Smith, WI

private label continues to capture market share in tissue Clearwater Paper ranks as one of the LARGEST NORTH AMERICAN PRIVATE LABEL TISSUE MANUFACTURERS Private Label Market Share of Total U.S. ($) 2015 U.S. Retail Tissue Industry Product Mix 2015 Bath Tissue 54% Paper Towels 32% Facial Tissue 10% Napkins 4% Source: IRI Worldwide through week ending January 3, 2016

Opportunity for private label and clearwater paper to grow market share NATIONALLY Clearwater Paper Market Share by Region ($)1 WEST MID-WEST EAST Clearwater Paper 17.5% 6.5% 4.6% Brand Names 72.8% 76.5% 76.9% Other Private Label 9.7% 17.0% 18.5% 1 Market share for 2014-2015 was calculated using IRIWorldwide through January 2016 and a national retailer database. The 2012-2013 market share was calculated using IRIWorldwide through January 2016, a national retailer database, and company sales data. 6.3% 5.7% 7.4% 7.5%

north american market demand vs. capacity   Longer Term Market Expected to Remain in Equilibrium Source: RISI May 2015 update for Outlook for World Tissue Business and company estimates, RISI January 2016 US Tissue Monthly Data 1 It is assumed that any productivity improvements (approximately 100k per year or 1% of capacity) will be offset by closures over a cycle. Notes: Projected capacity changes represents both virgin and recycled tissue capacity changes. Please see Appendix for breakdown of specific projects reflected in the capacity changes.

PaPERBOARD Division Overview LEADING MANUFACTURER OF SBS1 used in packaging of premium consumer goods, pharmaceuticals, food and liquid, and food service plates, cups and folding cartons. 1 Solid Bleach Sulfate paperboard

PAPERBOARD DEMAND expected to REMAIN STABLE U.S. Bleached Paperboard total production (Indexed)1 Source: RISI estimates as of December 2015 ¹ Actual and estimated production was obtained from RISI – Total tons bleached paperboard produced in US ² Average price per short ton of 16 pt. SBS folding carton C1S. Price estimates per RISI. DEMAND FOR SBS PRODUCED IN THE UNITED STATES EXPECTED TO REMAIN STABLE THROUGH 2018 North American industry backlogs are below seasonal averages The strong U.S. dollar is attracting European SBS manufacturers, pressuring U.S. exports China’s ivory board is expected to have minimal impact on Clearwater Paper in 2016 Secular trend away from foam (polystyrene) cups and products continues U.S. Bleached Paperboard Price ($/short ton)2 U.S. GDP % Change

Pulp and paperboard division capacity and markets Clearwater Paper ranks as one of the top five largest paperboard manufacturers in North America Overview of Facilities Pulp Production Capacity1: 856,000 tons Paperboard Production Capacity1: 818,000 tons ● Clearwater Paper Pulp ● Clearwater Paper SBS Source: Company estimates, RISI, AF&PA 1Represents 2015 annual volumes. 2Represents ~5.3 million tons. 3Based on RISI capacity data 2015 North American Bleached Paperboard Production by Type2 2015 Folding 37% Liquid Packaging 23% Cup 16% Plate, Dish, & Tray 14% Coated Bristols 7% All Other 3% 2015 North American Bleached Paperboard Market Share3 2015 WestRock 30% International Paper 25% Georgia Pacific 14% Evergreen 12% Clearwater Paper 11% Weyerhauser 5% Tembec Paperboard 3% Lewiston Mill ID Cypress Bend Mill AR

Our Macro Strategy to Create Shareholder VALUE GROW our Tissue Business > Lead private label in quality > Expand geographically > Diversify retail channel penetration Optimize Profitability of Paperboard and Tissue Businesses > Improve sales mix > Reduce costs > Continue to improve quality

SUCCESSFUL EXECUTION OF PREVIOUSLY STATED GOALS

CLEARWATER PAPER

GOAL	TIMEFRAME	STATUS	
ASSET RATIONALIZATION/ COST INFRASTRUCTURE	ongoing	✓	• Established cross divisional supply chain function to drive out costs system wide • Certified 41 Green Belts, added 3 Black Belts and completed 1,600 continuous improvement projects • Higher availability of internal pulp • Consolidated management of CPD and PPD under one group president and established cross-divisional management for sales and manufacturing
OPTIMIZE THE PAPERBOARD BUSINESS	ongoing	✓	• Achieved our target model Segment Adjustment EBITDA margin[2] of 19% despite $22M of major maintenance • Record 2015 shipments of 797K tons • Initiated $160M project to build new continuous pulp digester
MAINTAIN A PRUDENT CAPITAL STRUCTURE TO LOWER WEIGHTED AVERAGE COST OF CAPITAL	ongoing	✓	• Conservative capital structure with target leverage through the cycle of 3x Adjusted EBITDA and ample liquidity • Refinanced bonds and reduced long-term debt interest rate to 5% from 8.6% with maturities out to 2023 and 2025 • Standard and Poor's raised debt rating to BB+ in February of 2016
RETURN OF CAPITAL TO SHAREHOLDERS	ongoing	✓	• Announced new $100 million share repurchase program in December 2015 • Returned $330 million in capital to shareholders from 2011-2015 through share repurchases • Reduced shares outstanding by 28% or 6.4 million shares through 2015
$285-$335 MILLION ADJUSTED EBITDA[1]	ongoing	◐	• Reduced SKU's by 27% in our retail tissue business • 200 basis point improvement in consumer products adjusted EBITDA margin • Improved logistics planning and reduced freight miles to customers

[1] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.
[2] Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA[3] divided by Segment net sales.
[3] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

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clearwater paper cross cycle FINANCIAL MODEL 1 Net sales for the year ended December 31, 2015 were $1,752.4 million. Net sales for the fourth quarter ended December 31, 2015 were $431.6 million. 2 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. Q4’15 Results 100% 15.6% (7.0%) 8.6% 3.1% 13.6% 2015 Results 100% 13.9% (6.7%) 7.2% 3.4% 12.0%

2016 FOCUS Pulp optimization at mills Startup of new swing-line in Las Vegas Standardize the back end of our converting lines 2016 FOCUS Reduce supply chain costs through further improvements in logistics optimization Launch warehouse automation project at Shelby, Las Vegas and Lewiston facilities Improve production scheduling process and inventory management 2016 FOCUS Grow cup stock and folding carton market shares Maintain high service levels to support expansion with key strategic customers Growth of high margin consumer products 2016 FOCUS Implement Black/Green belt training projects through Total Productive Maintenance (TPM) Conduct loss analysis audits by mill 2016 FOCUS Optimize and develop Supply Chain planning tools for efficiencies Leverage new business intelligence and reporting tools TM1 (financial forecasting) Path to 15% adjusted ebitda cross cycle target margin1 GOAL Increase our sales effectiveness GOAL Achieve supply Chain Efficiencies GOAL Strengthen Our Continuous Improvement Culture GOAL Improve our manufacturing cost structure GOAL Implement the Right Processes, Tools, Systems 1 Non-GAAP measure – See Appendix for the definition.

STRATEGIC INVESTMENTS EXPECTED TO ACHIEVE ADJUSTED EBITDA MARGIN TARGET

CLEARWATER PAPER

- High return/low risk investments
- Expected to permanently reduce cost structure
- Expected Adjusted EBITDA improvement of $115 to $145 million in 2-3 years[1, 3]
- Funding in Year 1 from sale proceeds of specialty mills

(MILLIONS $) STRATEGIC INVESTMENTS[2]	2015 CAPEX	2016 CAPEX	2017-2018 CAPEX	FULL RUN-RATE EXPECTED[1] ADJUSTED EBITDA IMPACT
Pulp Optimization	$29	$61	$58-$68	$30-$35
Warehouse Automation	$12	$16	$12-$14	$27-$32
Paper Machine and Converting Line Upgrades	$13	$13		$11-$12
Converting Lines	$12	$3		$10-$12
IT	$6	$2		
TOTAL STRATEGIC CAPEX	$72	$95	$70-$82	
PLUS BENEFITS FROM:				
Operational Efficiency				$20-$32
Sales & Marketing Efficiency				$10-$15
Stranded Overhead				$7
TOTAL				$115-$145

Invest to improve operating efficiency and profitability

[1] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure
[2] Based on Q1'15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See "Forward-Looking Statements" on page 2.
[3] Improvements expected to contribute in 2016 through 2018 after the first year of investment in 2015.

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Expected Adjusted ebitda from strategic investments and operational improvements1, 2 Expected to yield a $115-$145 million Adjusted EBITDA increase over the $230M reset run rate1 In addition, assume an annual $10-15 million of margin pressure Implies $285-$335 million Adjusted EBITDA run rate in 20181 1Based on Q1’15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2. 2 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. 1

Clearwater Paper’s Value Proposition

Balanced Capital Allocation 2011-2015 Repurchased 28% of total shares outstanding from 2011 through 2015 Continued investment in the business while returning capital to investors Capital Allocation 2011-2015 2011–2015 Capex 33% TAD Expansion & Strategic Capex 34% Stock Repurchase 33% Cumulative Shares Repurchased1 Total Shares Outstanding1 Commitment to return at least 50% of Discretionary Free Cash Flow2 to shareholders through 2016 1 As of year-end. 2 Discretionary Free Cash Flow is cash flow from operations less maintenance capital expenditures. Balanced Capital Allocation 2011-2015

CLEARWATER PAPER IS A LEADER AMONGST ITS PEERS IN VALUE CREATION



INDEXED TOTAL RETURNS
Indexed Total Return
900%
800%
700%
600%
500%
400%
300%
200%
100%
0%
(100)%
Dec-2008
Feb-2010
May-2011
Jul-2012
Oct-2013
Dec-2014
Feb-2016
SPIN DATE
422.6 %
273.5 %
207.9 %
162.5 %
161.6 %
CLEARWATER PAPER
SMALL-CAP TISSUE¹
PAPERBOARD²
LARGE-CAP CONSUMER³
S&P 500
Clearwater Paper
Small Cap Tissue¹
Paperboard²
Large Cap Consumer³
S&P 500

Source: Bloomberg. Market data as of February 25, 2016

Note: Total Shareholder Return includes with dividends reinvested and stock price performance.

[1] Small cap tissue peers include Cascades, Orchids and KP Tissue.

[2] Paperboard peers include International Paper, Graphic Packaging, Kapstone, MeadWestvaco, Packaging Corp of America, RockTenn, Sonoco and WestRock. MeadWestvaco is excluded following merger announcement on January 26, 2015, and WestRock included in place of RockTenn beginning June 24, 2015. [3] Large cap consumer product peers include Kimberly-Clark and Procter & Gamble.

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WHICH HAS LED TO MULTIPLE EXPANSION SINCE THE SPIN

CLEARWATER PAPER®



2-YEAR FORWARD EBITDA MULTIPLE
2-Year Forward EBITDA Multiple
14x
12x
10x
8x
6x
4x
2x
Dec-2008
Spin Date
Feb-2010
May-2011
Jul-2012
Oct-2013
Dec-2014
Feb-2016
13.2 x
6.2 x
6.1 x
5.4 x
Clearwater Paper
Small-Cap Tissue¹
Paperboard²
Large-Cap Consumer³
Clearwater Paper
Small Cap Tissue¹
Paperboard²
Large Cap Consumer Products³

Source: Bloomberg. Market data as of February 25, 2016
[1] Small cap tissue peers include Cascades, Orchids and KP Tissue.

[2] Paperboard peers include International Paper, Graphic Packaging, Kapstone, MeadWestvaco, Packaging Corp of America, RockTenn, Sonoco and WestRock. MeadWestvaco is excluded following merger announcement on January 26, 2015, and WestRock included in place of RockTenn beginning June 24, 2015. [3] Large cap consumer product peers include Kimberly-Clark and Procter & Gamble.

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Adjusted Return on Invested Capital1,6 (Unaudited) 1 Adjusted Return on Invested Capital (Adjusted ROIC) is defined as [Net Earnings + Interest Expense] / [Tangible Stockholders’ Equity6 + Debt – Excess (Deficit) Cash6] adjusted for non-recurring discrete items. 2 2013 Adjusted ROIC Net Earnings was adjusted to remove a benefit of $67.5 million from discrete tax items relating to release of uncertain tax positions. 2013 Adjusted ROIC Interest Expense includes debt retirement costs of $17.1 million. 3 2014 Adjusted ROIC Net Earnings was adjusted to remove costs/loss associated with optimization and sale of the specialty mills totaling $37.0 million after-tax. 2014 Adjusted ROIC Interest Expense includes debt retirement costs of $24.4 million. 4 2015 Adjusted ROIC Net Earnings was adjusted to remove costs/loss associated with optimization and sale of the specialty mills totaling ($.9) million after-tax. 5 We recently adopted Accounting Standards Update 2015-03, which requires us to retroactively include deferred issuance amounts in Debt for 2011-2015. Adjusted ROIC amounts shown for 2011-2014 have been adjusted accordingly. 6 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

Clearwater Paper’s Outlook

First quarter 2016 Outlook (Compared to Q4’15)1 Arrows represent adjusted ebitda impact Consumer products Pulp and Paperboard Corporate Shipment volumes Slightly higher: 0–1% higher Slightly higher: 0-1% higher Price/mix Slightly higher: 0–1% higher Stable Pulp/Wood Fiber Costs Cost/shipped ton: stable Cost/shipped ton: slightly higher Chemical Costs Cost/shipped ton: stable Cost/shipped ton: stable Op. & Pkg. Supplies Cost/shipped ton: lower Cost/shipped ton: stable Transportation Costs Cost/shipped ton: stable Cost/shipped ton: stable Energy Costs Cost/shipped ton: stable Cost/shipped ton: stable Maintenance & Repairs Stable Boiler water wash at Idaho SG&A Stable Stable Stable 1 This information is based upon management’s expectations and estimates as of February 10, 2016, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2.

BRIDGE TO Q1’16 ADJUSTED EBITDA OUTLOOK1,2 1This information is based upon management’s expectations and estimates as of February 10, 2016, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2. 2Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

2016 outlook1 Price/Mix Previously announced and implemented CPD price increases are in effect. RISI is projecting paperboard pricing to remain at Q4’15 levels through the first half of 2016, with modest declines in the second half. Uncertainty remains around further impacts from incremental imports and pressure on U.S. exports due to continued strength of U.S. dollar. volume CPD projected to grow with market at 1%-2%, PPD flat after robust growth in 2015. Pulp/Wood Fiber Flat to slightly up. Higher wood fiber costs partly offset by lower external pulp costs. maintenance Flat to slightly down. No 2016 major maintenance outage in Arkansas ($7 million cost in 2015), partly offset by investments in TPM and higher scheduled maintenance at other sites. Other costs Flat to slightly up. Lower energy and chemical costs offset by wage and other input cost inflation. Operational improvements On track to achieve $40-$50 million of savings from strategic investments and operational improvements, less $10-$15 million of margin pressure. 1This information is based upon management’s expectations and estimates as of February 10, 2016, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2.

Appendix

Definitions of Non-GAAP Measures Clearwater Paper Definitions of Non-GAAP Measures EBITDA is a non-GAAP measure that Clearwater Paper management uses as a supplemental performance measure to evaluate the cash generating capacity of Clearwater Paper. The most directly comparable GAAP measure is net earnings. EBITDA, as defined by Clearwater Paper management, is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP. Adjusted EBITDA is a non-GAAP measure that Clearwater Paper management defines as EBITDA adjusted for items that we do not believe are indicative of our core operating performance. The most directly comparable GAAP measure is net earnings. It should not be considered as an alternative to net earnings computed under GAAP.

RECONCILIATION OF GAAP TO NON-GAAP: CLEARWATER PAPER EBITDA[1] AND ADJUSTED EBITDA[1]

CLEARWATER PAPER

($ in millions)	2008	2009	2010	2011	2012	2013	2014	2015
Net earnings/(loss)	$9.7	$182.5	$73.8	$39.7	$64.1	$107.0	$(2.3)	$56.0
Income tax provision (benefit)	$5.6	$93.2	$2.4	$31.2	$47.5	$(68.7)	$18.6	$36.5
Interest expense, net[2]	$13.1	$21.7	$22.6	$44.8	$33.8	$61.1	$63.6	$31.2
Depreciation and amortization	$47.0	$47.4	$47.7	$76.9	$79.3	$90.3	$90.1	$84.7
EBITDA[1]	$75.4	$344.8	$146.5	$192.7	$224.7	$189.6	$170.0	$208.4
Alternative Fuel Mixture Tax Credit	-	$(170.6)	-	-	-	-	-	-
Cellu Tissue acquisition related expenses	-	-	$20.3	-	-	-	-	-
Lewiston, Idaho sawmill sale related adjustments	-	-	-	$2.9	-	-	-	-
Loss on sale of foam assets	-	-	-	-	$1.0	-	-	-
Expenses associated with Metso litigation	-	-	-	-	$2.0	-	-	-
Costs associated with Thomaston facility closure	-	-	-	-	-	$6.0	$1.3	-
Costs associated with Long Island facility closure	-	-	-	-	-	-	$18.8	$2.5
Directors equity-based compensation expense (benefit)	-	$2.6	$3.7	$1.5	$1.4	$4.1	$4.6	$(4.1)
Costs associated with labor agreement	-	-	-	-	-	-	-	$1.7
Costs associated with optimization and sale of the specialty mills	-	-	-	-	-	-	$40.8	$(1.3)
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	-	-	-	$3.1	-
Legal expenses and settlement costs	-	-	-	-	-	-	-	$2.0
Reorganization related expenses	-	-	-	-	-	-	-	$1.5
Adjusted EBITDA[1]	$75.4	$176.8	$170.5	$197.1	$229.1	$199.7	$238.5	$210.7

[1] Non-GAAP measure – See Appendix for the definition.
[2] Interest expense, net for 2009, 2013, and 2014 includes debt retirement costs of $6.2, $17.1 and $24.4 million respectively.

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EBITDA & Adjusted EBITDA Reconciliation of Non-GAAP Financial Measures (Unaudited) ¹ Non-GAAP measure. 2 Interest expense, net for the third quarter of 2014 includes debt retirement costs of $24.4 million. 3 Non-GAAP measure - Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Segment EBITDA & Adjusted EBITDA Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 Segment EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is segment operating income (loss). Segment EBITDA is segment operating income (loss) adjusted for depreciation and amortization. It should not be considered as an alternative to segment operating income (loss) computed under GAAP. 2 Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Return on Invested Capital, Tangible Stockholders’ Equity & Excess Cash Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 Non-GAAP measure. 2 Tangible stockholders' equity is defined as stockholders’ equity less Goodwill and Intangible assets, net. 3 Excess cash is defined as the sum of Cash and Short-term investments less Operating cash1. 4 Operating cash is defined as a minimum amount of available cash deemed by management to be sufficient to avoid operating disruptions due to a mismatch of cash inflows and outflows during an accounting period. 5 We recently adopted Accounting Standards Update 2015-03, which requires us to retroactively include deferred issuance amounts in Debt for 2011-2015. Debt amounts shown for 2011-2014 in the table have been adjusted accordingly. Note: Balance sheet items are as of the end of each period presented.

Q1’16 Outlook1 Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 This information is based upon management’s expectations and estimates as of February 10, 2016, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2. 2 EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is net earnings (loss). EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP. 3 Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Adjusted Gross Profit & Adjusted SG&A Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 Gross profit is defined as net sales minus cost of sales. 2 Non-GAAP measure – Adjusted gross profit and Adjusted selling, general and administrative expenses exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

Segment Adjusted Operating Income (Loss) Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 Non-GAAP measure – Adjusted operating income/profit (loss) excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Adjusted Net Earnings & Adjusted Net Earnings per Diluted common share Reconciliation of Non-GAAP Financial Measures (Unaudited) 1 All non-tax items are tax effected at the expected annual rate for that period. 2 Non-GAAP measure – Adjusted net earnings and Adjusted net earnings per diluted common share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

Key Segment Results – Pulp and Paperboard (Unaudited) 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. 2 Non-GAAP measure – Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment net sales.           Pulp and Paperboard Cross-Cycle Financial Model Q1'14 Q2'14 Q3'14 Q4'14 Q1’15 Q2’15 Q3’15 Q4’15             Shipments Paperboard (short tons) 200,665 195,924 201,609 176,467 191,635 204,983 198,535 201,580 Sales Price Paperboard ($/short ton) $988 $1,017 $1,016 $1,017 $1,031 $997 $979 $956 Segment net sales ($ in thousands) $198,412 $199,629 $205,038 $180,675 $198,850 $205,167 $195,183 $193,307 Segment GAAP operating income ($ in thousands) $36,776 $199,629 $45,602 $28,158 $16,194 $27,754 $37,446 $39,467 Segment GAAP operating margin 18.5% 16.8% 22.2% 15.6% 8.1% 13.5% 19.2% 20.4% Segment Adjusted EBITDA1 ($ in thousands) $43,046 $39,654 $51,541 $38,460 $24,421 $34,491 $44,220 $46,268 Segment Adjusted EBITDA margin2 21.7% 19.9% 25.1% 21.3% 12.3% 16.8% 22.7% 23.9% 19.0%

KEY SEGMENT RESULTS – CONSUMER PRODUCTS (UNAUDITED)

CLEARWATER PAPER

	RESULTS INCLUDE SPECIALTY MILLS[5]				POST SPECIALTY MILLS				CONSUMER PRODUCTS CROSS-CYCLE FINANCIAL MODEL
	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	
Shipments									
Non-Retail (short tons)[1]	56,839	59,832	59,703	57,765	21,107	24,744	21,250	23,077	
Retail (short tons)	70,919	75,009	75,363	72,420	71,102	71,476	76,856	73,004	
Total Tissue Tons	127,758	134,841	135,066	130,185	92,209	96,220	98,106	96,081	
Converted Products (cases in thousands)[2]	13,437	14,101	14,360	13,603	13,025	13,125	13,375	12,624	
Sales Price									
Non-Retail ($/short ton)[1]	$1,489	$1,492	$1,531	$1,506	$1,475	$1,430	$1,530	$1,448	
Retail ($/short ton)	$2,841	$2,795	$2,836	$2,820	$2,864	$2,846	$2,787	$2,805	
Total Tissue ($/short ton)	$2,239	$2,217	$2,259	$2,237	$2,546	$2,482	$2,515	$2,479	
Segment net sales ($ in thousands)	$286,508	$299,130	$306,104	$291,643	$235,176	$239,391	$247,039	$238,288	
Segment GAAP operating income ($ in thousands)	($523)	$12,705	$12,535	$(30,745)	$12,395	$17,032	$15,521	$10,756	
Segment GAAP operating margin	(0.2%)	4.2%	4.1%	(10.5%)	5.3%	7.1%	6.3%	4.5%	
Segment Adjusted EBITDA[3] ($ in thousands)	$24,149	$29,993	$33,407	$28,798	$26,609	$29,874	$30,791	$25,591	
Segment Adjusted EBITDA margin[4]	8.4%	10.0%	10.9%	9.9%	11.3%	12.5%	12.5%	10.7%	17.0%

[1] Includes away-from-home (AFH), contract, machine-glazed (MG) and parent roll tissue products. [2] Includes retail, AFH, and contract tissue case products.
[3] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. [4] Non-GAAP measure – Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment net sales.
[5] Results include specialty tissue business which was sold at the end of Q4'14.

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Pro Forma Impact of Sale of Specialty Mills (Unaudited) 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

Reconciliation of GAAP to Non-GAAP: Strategic investments2 ¹ Non-GAAP measure – See Appendix for the definition. 2 Based on Q1’15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 2. 1 1

Major Maintenance Schedule1   2014 2015 2016 2017 2018 2019 2020 2021                   Major Maintenance                 $MMs $0 $22 $14 TBD $0 TBD TBD TBD Lewiston   Q1 Q3 Q3 Q1  Q3 Cypress Bend   Q2   Q2   Q2   Q2 1 This information is based upon management’s expectations and estimates as of February 10, 2016.

NORTH AMERICAN TISSUE PROJECTED CAPACITY CHANGE

CLEARWATER PAPER

2015-2017 Capacity Changes in the North American Tissue Industry

COMPANY	MILL/LOCATION	CONV/TAD	CAPACITY CHANGE	ESTIMATED DATE	CHANNEL/BUSINESS/PRODUCTS
Announced New Capacity through 2016					
Double Tree/Royal	Gila Bend, AZ	Conv	32,000	2015:Q1	PrimeLine PM from Adritz
Orchids Paper Products	Pryor, OK	Conv	30,000	2015:Q1	New PM from Recard
Nippon Paper Industries	Port Angeles, WA	Conv	20,000	2015:Q2	PM2 Update
First Quality Tissue	Anderson, SC	TAD	70,000	2016:Q1	TAD PM Valmet
Von Drehle Corporation	Natchez, MS	Conv	35,000	2016:Q1	Valmet Advantage NTT
St. Croix Tissue (APP)	Baileyville, ME	Conv	66,000	2016:Q1	PrimeLine W8 PM from Adritz
First Quality Tissue	Anderson, SC	ATMOS	75,000	2016:Q3	Retail/P.L./BRT
St. Croix Tissue (APP)	Baileyville, ME	Conv	66,000	2016:Q3	PrimeLine W8 PM from Andritz
Confidential	Confidential	Conv	70,000	2016	Metso Advantage DCT
Announced Shutdowns					
Lincoln Paper and Tissue	Lincoln, ME	Conv	(21,000)	2015:Q3	PM6 Closure
Lincoln Paper and Tissue	Lincoln, ME	Conv	(55,000)	2015:Q4	Mill Closure
Net Capacity Change through 2016			388,000		
Announced New Capacity in 2017					
Orchids Paper Products	Barnwell, SC	Conv	35,000	2017:Q1	PM likely Valmet
Resolute Forest Products	Calhoun, TN	Conv	66,000	2017:Q1	Valmet Advantage NTT
First Quality Tissue	Lock Haven, PA	TAD	70,000	2017	TAD PM likely Valmet
Net Capacity Change through 2017			171,000		

Source: RISI

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